UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 26, 2006

Fresh Harvest Products, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-24189	33-1130446
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

280 Madison Avenue, Suite 1005 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (212) 889-5904
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Fresh Harvest Products, Inc. (“Fresh Harvest” or the “Company”) received a letter from Soy Slim Corp. (“SoySlim”), dated December 15, 2006 (“SoySlim’s Termination Notice”), notifying the Company that it was the position of SoySlim that the Company had breached the February 1, 2006 Marketing and Distribution Agreement between the parties (“Licensing Agreement”) and that said agreement was therefore null and void. The Licensing Agreement grants the Company a three year exclusive marketing and distribution license to market, distribute and sell SoySlim’s soy based consumer products in consideration of the issuance to SoySlim of 1,000,000 shares of Fresh Harvest’s common stock. The Company has not effected any sales of SoySlim products since the effective date of the Licensing Agreement on February 1, 2006.

After research and discussion, the Fresh Harvest Board of Directors determined that, although it believes that there has been no breach of the Licensing Agreement, at this time, the SoySlim products do not complement the Company’s product line and that continuation of the licensing arrangement would not be advantageous to the Company. Accordingly, the Board determined that it agrees that the Licensing Agreement should be declared null and void. Pursuant to this determination, Fresh Harvest issued a letter to SoySlim dated December 26, 2006 (“Fresh Harvest’s Termination Acknowledgement”) wherein it agreed with SoySlim’s position, effective as of the date of the letter, that the agreement be deemed null and void by the parties and that they have no further obligations to each other.

Consistent with the Licensing Agreement being deemed by the parties to be null and void, Fresh Harvest is no longer obligated to issue SoySlim the aforementioned consideration of 1,000,000 shares of common stock and there are no termination penalties applicable to either party.  A principal of SoySlim, Richard Verdiramo, is a director of the Company. Mr. Verdiramo, as an interested director, did not participate in the Fresh Harvest Board of Directors’ meeting and vote regarding this matter.

A copy of SoySlim’s Termination Notice is attached to this report as Exhibit 99.1 and is incorporated into this Item 1.02 by reference. Similarly, a copy of Fresh Harvest’s Termination Acknowledgement is attached to this report as Exhibit 99.2 and is also incorporated into this Item 1.02 by reference. The foregoing descriptions of SoySlim’s Termination Notice and Fresh Harvest’s Termination Acknowledgement are qualified in each’s entirety by reference to the full text of each exhibit, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit
Number	Exhibit Title or Description
99.1	SoySlim’s Termination Notice Mutual Termination Agreement (December 15, 2006)
99.2	Fresh Harvest’s Termination Acknowledgement (December 26, 2006)

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.

Date: January 4, 2006	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors